EXHIBIT 10.6



                       NEXAR TECHNOLOGIES, INC. LETTERHEAD


December 17, 1996


Mr. William E. Johnson
Government Technology Services, Inc.
4100 Lafayette Center Drive
Chantilly, Virginia 22021-0808

                  Re:      Agreement Regarding Exclusivity
                           -------------------------------
Dear Mr. Johnson:

         This letter is to confirm the agreement between Nexar Technologies, Inc. ("NEXAR") and Government Technology Services, Inc. ("GTSI") with respect to GTSI's exclusive GSA Schedule B/C Letter of Supply during the 1997/98 B/C calendar year. Pursuant to this agreement, NEXAR has communicated its desire that GTSI purchase at least $35,000,000 worth of product during calendar year 1997, and the essential spirit of the agreement is that GTSI would receive GSA exclusivity from NEXAR in exchange for $35,000,000 in net sales. If GTSI does not achieve the following quarterly purchase objectives for two consecutive quarters, NEXAR reserves the right to withdraw GTSI's GSA exclusivity.

                  Q1                                          $ 4,900,000
                  Q2                                          $ 5,500,000
                  Q3                                          $12,700,000
                  Q4                                          $11,900,000
                                                              -----------
                  Total                                       $35,000,000

         Please sign below in acknowledgement of the above understanding of the agreement.

                                                  Very truly yours,


                                                 /s/Anthony Colangelo
                                                 --------------------------
                                                  Anthony Colangelo


GOVERNMENT TECHNOLOGY SERVICES, INC.


/s/ William E. Johnson
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